Exhibit 99.1

PRESSRELEASE www.HelixESG.com
Cal Dive International, Inc. • 400 N. Sam Houston Parkway E., Suite 400 • Houston, TX 77060-3500 • 281-618-0400 • fax: 281-618-0505

For Immediate Release	07-007

Contact: Wade Pursell
Date: March 27, 2007	Title:	Chief Financial Officer
Helix to Present at Howard Weil Conference
HOUSTON, TX – Helix Energy Solutions (NYSE: HLX) will discuss its strategy and expectations for 2007 on Wednesday, April 4, 2007 at Howard Weil Conference in New Orleans, Louisiana.
The presentation will begin at 10:45 a.m. (Central Time). The slides will be available on the Helix website, www.HelixESG.com, by first clicking “Investor Relations” and then “Presentations”.
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit. That business unit is a prospect generation, exploration, development and production entity. Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.